UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015 (May 1, 2015)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Alnylam Pharmaceuticals, Inc. (the “Company”) was held on May 1, 2015. As of March 4, 2015, the record date for the Annual Meeting, 83,990,886 shares were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

1. The Company’s stockholders re-elected the three persons listed below as Class II directors, each to serve until the Company’s 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dennis A. Ausiello, M.D.	66,003,944	344,327	5,152,851

John K. Clarke	65,916,278	431,993	5,152,851

Marsha H. Fanucci	65,974,824	373,447	5,152,851

The terms of office of the following directors continued after the Annual Meeting:

Michael W. Bonney

John M. Maraganore, Ph.D.

Steven M. Paul, M.D.

Paul R. Schimmel, Ph.D.

Amy W. Schulman

Phillip A. Sharp, Ph.D.

Kevin P. Starr

2. The Company’s stockholders approved the Company’s Amended and Restated 2009 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,240,685	3,073,710	33,876	5,152,851

3. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,187,787	2,899,402	261,082	5,152,851

4. The Company’s stockholders ratified the appointment by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,335,374	127,423	38,325	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: May 5, 2015

	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer